Exhibit 13.1

Regulation A Offering This presentation and the accompanying oral commentary are provided for informational purposes only and do not constitute an offer to sell or the solicitation of an offer to buy any securities. Tranquil Healthcare Fund I, LLC (the “Company,” “Tranquil,” “we,” “our,” or “us”) has filed an offering statement on Form 1 - A under Regulation A of the Securities Act of 1933, as amended (the “Offering Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) relating to the securities discussed in this presentation. The Offering Statement has not yet been qualified by the SEC. No offer to buy securities can be accepted and no part of the purchase price can be received until the Offering Statement has been qualified by the SEC.

Forward - Looking Statements This presentation contains forward - looking statements relating to future events and the future financial or operating performance, business strategy, and potential market opportunity of Tranquil. Words such as “anticipate,” “objective,” “may,” “will,” “might,” “should,” “could,” “intend,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan,” and similar expressions are intended to identify forward - looking statements. Forward - looking statements are based on estimates and assumptions that, while considered reasonable by the Company, are inherently uncertain and subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to (i) our ability to enter into definitive agreements with operating partners, including DGR, (ii) our ability to complete any of our anticipated commercial loan transactions and consulting services, and (iii) that we will not be deemed to be an investment company under the Investment Company Act of 1940. There can be no assurance that these expectations will prove to be correct. Forward - looking statements involve numerous assumptions and known and unknown risks and uncertainties that may cause the Company’s actual results or performance to differ materially from those expressed or implied in such statements. Except as required by law, the Company undertakes no obligation to update or revise any forward - looking statements. This presentation also contains industry and market data obtained from third - party sources and prepared by the Company based on such sources. Although the Company believes these sources are reliable, the Company has not independently verified the accuracy or completeness of such information. Such data is subject to assumptions and uncertainties. All third - party trademarks, service marks, logos, and brand names referenced in this presentation are the property of their respective owners. References to such marks are for identification purposes only and constitute nominative fair use. Rule 255 Legend No money or other consideration is being solicited at this time and, if sent in response, will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received until the Offering Statement has been qualified by the SEC. Any indication of interest involves no obligation or commitment of any kind. Any indication of interest may be withdrawn or revoked at any time, without obligation or commitment of any kind, before notice of acceptance is given after the qualification of the Offering Statement. You should read the Offering Statement and any other documents the Company has filed (or will file) with the SEC for more complete information about the Company and the offering. Copies of the most recent Offering Statement may be obtained free of charge from the SEC’s website at www.sec.gov , or from: Tranquil Healthcare Fund I, LLC 18200 Von Karman Ave. #850 Irvine, CA 92612 646 - 902 - 4953 invest@tranquil.healthcare

FINANCING THE BUILDOUT OF MENTAL HEALTH CLINICS For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

Specialty Financing for a Growing Sector

$1.6B → $2.5B[1]	**21M+ U.S. Adults[2]**	**5+ FDA Cleared Indications[3]**	**18-pt Drop Since 2012[4]**
TMS Market Size Growing to 2031	**Diagnosed with TMS-Eligible Conditions**	**With More Expected Approvals**	**Physicians in Private Practice – Creating a Capital Gap**

For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

[1] Mordor Intelligence, *Transcranial Magnetic Stimulator Market Report*, 2025. https://www.mordorintelligence.com/industry-reports/transcranial-magnetic-stimulator-market

[2] National Institute of Mental Health (NIMH), *Major Depression Statistics*, 2022. nimh.nih.gov/health/statistics/major-depression

[3] U.S. Food and Drug Administration, TMS Device Clearance Records; Neuronetics, Inc. and BrainsWay Ltd. FDA clearance announcements, 2008–2024. fda.gov

[4] American Medical Association, *Physician Practice Characteristics in 2024: Private Practices Account for Less Than Half of Physicians in Most Specialties*, May 2025. ama-assn.org

Business Model For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. *This model is based on anticipated agreements Interest on Loans for Equipment and Machinery Consulting Fees (variable and fixed) Clinic Sale Participation

For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. Tranquil intends to partner with DGR Health Services, LLC. x Limited Equity Dilution x Turnkey Financing x Consulting Support x Aligned Incentives x Scalable Model Why Operators Choose Tranquil

Our First Partner For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. Tranquil has entered into a non - binding term - sheet with DGR Health Services, LLC. Ran 30+ Clinics in Multiple States 600+ TMS Patients Treated Per Day Licensed Across 20+ States Clinical, Operational, and Marketing Expertise

YOUR INVESTMENT FUNDS CAPITAL LOANS TO ESTABLISHED TMS CLINIC OPERATORS For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

EVERY INVESTMENT STARTS HERE DISTRIBUTION PARTICIPATION of all Distributions after 8% Preference 2% 8 70 % Annual Cumulative Preference 1 INVESTING WITH TRANQUIL HEALTHCARE 8% CUMULATIVE ANNUAL PREFERENCE ON DISTRIBUTIONS 1 Class A Preferred Shares / Membership Interests $10.00 per Share | $50M Raise | $2,500 Min Investment Regulation A Offering Terms and Conditions Apply 10% Bonus in Class A Preferred Shares for $100,000 Investment For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1 Distributions are not guaranteed and are made at the discretion of our manager. 2 Distributions, if and when declared our manager, that are made after the 8% annualized preference has been satisfied will be 70% in favor of Series A Preferred Shares. ,

Tyler Ehler CEO of Tranquil Healthcare For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

Tyler Ehler 10+ Years as a Healthcare Executive Specializing in Biotech and Investor Relations For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

OUR MANAGER’S TEAM Tyler Ehler CEO Jeff Campbell Board Member Biotech CEO Board Member For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. Logos represent prior employers and academic institutions of Tranquil's management team and board. These organizations have no affiliation with Tranquil Healthcare Fund I, LLC and do not endorse this offering. OUR MANAGER TEAM’S PROFESSIONAL BACKGROUND

OUR OPERATING PARTNER DGR HEALTH SERVICES 1 For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. Tranquil intends to partner with DGR Health Services, LLC, but no definitive agreements have been entered into by the parties. Dr. Kevin Moore, MD, DFAPA Primary Physician & Medical Lead Randy Syrop Co - founder of DGR Health Services, LLC (OpCo) Dr. George Chu, Ph.D Co - founder of DGR Health Services, LLC (OpCo)

For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. National Institute of Mental Health (NIMH). Mental Illness Statistics; National Alliance on Mental Illness (NAMI). Mental Health By the Numbers . 2022 MEN T A L ILLNESS Impacts 1 in 5 Americans 1

48 MILLION AMERICANS SUFFER FROM DEPRESSION 1 For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. Gallup, "U.S. Depression Rate Remains Historically High," Sept. 9, 2025, https://news.gallup.com/poll/694199/u.s . - depression - rate - remains - historically - high.aspx

UP TO 10 MILLION AMERICANS SUFFER FROM OCD 1 For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. National Institute of Mental Health. "Obsessive - Compulsive Disorder (OCD)." nimh.nih.gov/health/statistics/obsessive - compulsive - disorder

OVER 5 MILLION AMERICANS H A V E AUTISM 1 For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. Centers for Disease Control and Prevention, "Prevalence of Autism Spectrum Disorder Among Adults in the United States, 2014 – 2021," MMWR Supplements , 2020, https://www.cdc.gov/mmwr/volumes/69/su/su6904a2.htm

13 MILLION AMERICANS SUFFER FROM PTSD 1 For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. U.S. Department of Veterans Affairs, National Center for PTSD, "How Common Is PTSD in Adults?", updated March 2025, https://www.ptsd.va.gov/understand/common/common_adults.asp

TRANQUIL HEALTHCARE

STANDARD OF CARE IS FAILING PATIENTS

- **First-line treatment for depression, PTSD, and OCD is antidepressant medication**
- **~30% of patients with major depression do not respond adequately to medication[1]**
- **TMS is FDA-cleared as a non-drug alternative for patients who have failed medication**

For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

1. Cleveland Clinic, "Treatment-Resistant Depression," last reviewed May 16, 2023, https://my.clevelandclinic.org/health/diseases/24991-treatment-resistant-depression

TRANQUIL HEALTHCARE

COMMON SIDE EFFECTS

OF ANTIDEPRESSANT MEDICATIONS[1]

Nausea
Headache
Brain Fog
Dry Mouth
Fatigue
Weight Gain
Sexual Dysfunction

Loss of appetite or increased appetite
Blurred vision
Gastrointestinal discomfort / abdominal pain
Muscle or joint pain
Increased blood pressure or heart rate
Cognitive effects (brain fog, difficulty concentrating, memory issues)
Rash or skin irritation
Increased risk of infection
Vomiting
Tremor or shakiness
Dizziness
Diarrhea
Constipation
Insomnia or sleep disturbances
Anxiety or nervousness
Sedation or drowsiness
Increased sweating

For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

1. Frontiers in Pharmacology, "Neurological adverse events associated with antidepressants: a comprehensive 22-year analysis of the FDA adverse event reporting system," July 2025, https://www.frontiersin.org/journals/pharmacology/articles/10.3389/fphar.2025.1644241/full

T RANSCRANIAL M AGNETIC S TIMULATION For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

No Drugs. No Sedation. No Known Systemic Side Effects 1 . 60% Remission Rate 2 For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all 1. Systemic side effects refer to whole - body effects associated with medications. 2. Tendler A, et al., "Deep TMS H1 Coil treatment for depression: Results from a large post marketing data analysis," Psychiatry Research , June 2023, https://pubmed.ncbi.nlm.nih.gov/37030054/ .

SUCCESS CASE 1 BEFORE TMS AFTER TMS Complete Mind Care For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. Video is from Tranquil’s intended operating partner, DGR Health Services, LLC.

TRANQUIL HEALTHCARE

APPROVED

Treatments[1]

- Depression
- Obsessive Compulsive Disorder (OCD)
- Smoking Addiction

EU-Only[2]

- Negative Symptoms of Schizophrenia
- Alzheimer's Disease
- Bipolar Disorder
- Chronic Pain
- PTSD[3]
- Multiple Sclerosis (MS)
- Post Stroke Rehabilitation
- Parkinson's Disease
- Autism

For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

1 U.S. Food and Drug Administration 510(k) clearances: Depression (2013), OCD (2018), Smoking Cessation (2020). Source: BrainsWay Ltd., https://www.brainsway.com/our-treatments/

2 EU CE mark approvals per BrainsWay Ltd., www.brainsway.com/our-treatments

3 Post Traumatic Stress Disorder

25

Insurance Reimbursement TMS therapy is widely covered by major insurers and Medicare. For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. Insurance carrier logos shown for illustrative purposes only. Coverage varies by plan, location, and indication. Not all carriers shown cover TMS at all locations.

NOT ENOUGH AWARENESS, NOT ENOUGH CLINICS For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

THE TREATMENT EXISTS, THE INFRASTRUCTURE DOES NOT For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

Operating Partner DGR 1 Ran 30+ Clinics in Multiple States DTC Patient Acquisition Financing Expertise Proven Track Record For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. Tranquil intends to partner with DGR Health Services, LLC, but no definitive agreements have been entered into by the parties.

“I’ve had the privilege of watching you execute before, and that history matters. What you’re building now feels like a natural next chapter: focused, ambitious, and well - timed. I’m very much looking forward to watching you and your team open many clinics alongside the BrainsWay team and to seeing this partnership translate into real clinical and business success.” Operating Partner’s Proven Track Record Hadar Levy, CEO of BrainsWay Inc. NASDAQ: BWAY For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

Direct T o Consumer Radio Offline Online Ads Jeff Campbell (Manager) 25 Years of DTC Expertise $4 billion Media Spend Randy Syrop (DGR 1 ) 35+ clinics Successful Acquisition of Clients CRM Clinics For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. Tranquil intends to partner with DGR Health Services, LLC.

What brought you to today’s webinar? For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

OUR SOLUTION Identify Regions for TMS Clinics and Finance Operators in High - Value Markets For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

Fund TMS Clinic Partners to Achieve Full Patient Capacity OUR GOAL For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

Identified Operating Partner DGR Health Services, LLC 1 Setup of Operations & Bridge Loan 2025 Company Founded Deploy Capital to TMS Clinic Partners Across Target Markets 2026 Raise Up To $50 Million in the Reg A Support Operators in Clinic Buildout Expand DTC Marketing 2027+ Expand Clinic Partner Network Optimize Portfolio Performance Across Clinic Partners OUR PLAN For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. No definitive agreement has been entered into between DGR and Tranquil. The parties are currently in discussions.

Clinic Loans Marketing Capital Reserve Working Capital Bridge Loan Repayment 40,000,000 Loans to Clinics 2,500,000 Marketing 4,000,000 Capital Reserve 2,920,000 Working Capital 150,000 Accrued Liabilities 430,000 Bridge Note Repayment $50,000,000 Total USE OF PROCEEDS 1 For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. This is an anticipated use of proceeds based on raising an aggregate of $50,000,000 with no assurance we the amount of capital described herein.

Exit Plan Initial Raise (Target of $50 Million USD) Deploy Capital to TMS Clinic Partners Generate Returns through Loan Repayments and Profit Participation Potential Future Exit 1 For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1. Potential future exit pathways may include portfolio sale, fund refinancing, or wind - down with return of capital to investors. No exit is guaranteed and there can be no assurance that any exit will be achieved.

PRESERVING TAX - FREE STATUS You can earn tax - free passive income by using self - directed IRA funds to fund your investment. Traditional, SEP, and ROTH IRAs, 401k from Prior Employer, Retired TSP Plans, and 403b plans are eligible. • Tax - Deferred Yield • Option to Compound • Custodian Fees Covered Ask for a Call from Tranquil Our team can help you if needed Purchase through your IRA Custodian Have your custodian make the purchase or contact us for more information. Purchase Directly from your IRA Our team can help you if needed INVEST THROUGH YOUR IRA For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

How familiar were you with TMS treatment prior to today’s presentation? For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

$10.00 per Share | $50M Raise | $2,500 Min Investment EVERY INVESTMENT STARTS HERE DISTRIBUTION PARTICIPATION of all Distributions after 8% Preference 2% 8 70 % Annual Cumulative Preference 1 INVESTING WITH TRANQUIL HEALTHCARE 8% CUMULATIVE ANNUAL PREFERENCE ON DISTRIBUTIONS 1 Class A Preferred Shares / Membership Interests Regulation A Offering Terms and Conditions Apply 10% Bonus in Class A Preferred Shares for $100,000 Investment For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all. 1 Distributions are not guaranteed and are made at the discretion of our manager after 8% cumulative preference is satisfied. 2 Distributions, if and when declared our manager, that are made after the 8% annualized preference has been satisfied will be 70% in favor of Series A Preferred Shares.

5 4 3 2 1 Personalized Login Tracked on Blockchain Non - Tradeable, Non - Transferable Transparent Ledger Transparent Recordkeeping Tokenized Shareholder Logs For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.

Tyler Ehler CEO & DIRECTOR INVEST IN THE FUTURE OF MENTAL HEALTH INFRASTRUCTURE (646) 902 - 4953 Invest@Tranquil.Healthcare Tranquil.Healthcare For important disclaimers, visit https://www.tranquil.healthcare/disclaimers — Planned distributions on Class A Preferred Shares are not guaranteed and may fluctuate or not be paid at all.